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                                   EXHIBIT 5.1


September 19, 2003


Aastrom Biosciences, Inc.
Lobby L
24 Frank Lloyd Wright Dr.
Ann Arbor, Michigan 48105

      Re:   Aastrom Biosciences, Inc. Registration Statement on Form S-3

Gentlemen:

      We have acted as special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on September 19, 2003 (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's:

            (i)   common stock, no par value per share (the "Common Stock");

            (ii)  preferred stock, no par value per share (the "Preferred
                  Stock");

            (iii) senior debt securities (the "Senior Debt Securities");

            (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and

            (iv) warrants representing rights to purchase, Common Stock, Preferred Stock or Debt Securities (the "Warrants");

(collectively, the Common Stock, the Preferred Stock, the Debt Securities and the Warrants are referred to herein as the "Securities"); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $30,000,000.

      The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation or an amendment to the Restated Articles of Incorporation, which will be incorporated by reference as an exhibit to the Registration Statement.

      The Senior Debt Securities may be issued pursuant to the Indenture between the Company and a trustee to be named in such Indenture, which has been filed as an exhibit to the Registration Statement; and the Subordinated Debt Securities may be issued pursuant to the Indenture between the Company and a trustee to be named in such Indenture, which has been filed as an exhibit to the Registration Statement (collectively, the "Indentures"). The particular terms of any Debt Securities will be set forth in a prospectus supplement to the Registration Statement.

      Warrants will be issued pursuant to a warrant agreement between the Company and a bank as warrant agent (the "Warrant Agreement"). The particular terms of any series of Warrants will be set forth in a prospectus supplement to the Registration Statement.

      In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in


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compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;
(ix) the Indentures, together with any supplemental indentures or other instruments establishing a series of Debt Securities to be issued thereunder, will each be duly authorized, executed and delivered by the parties thereto; (x) the Warrant Agreement will be duly authorized, executed and delivered by the parties thereto; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
(xii) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (xiii) the certificates representing the Securities will be duly executed and delivered; and (xiv) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights are set forth in the Company's Restated Articles of Incorporation or the Restated Articled of Incorporation grant to the Company's Board of Directors the power to confer such voting or inspection rights and the Company's Board of Directors has conferred such rights.

      We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

      1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof for consideration that it determines us adequate ("Authorizing Resolutions"),
(ii) the terms of the offer and sale of the Common Stock have been duly established in conformity with the Company's Restated Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions, the Common Stock will be validly issued, fully paid and nonassessable.

      2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law; (iii) an appropriate amendment to the Restated Articles of Incorporation or an appropriate certificate or certificates of designation relating to a class or series of the Preferred Stock to be offered, issued and sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Michigan, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Restated Articles of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and nonassessable.

      3. With respect to the Debt Securities, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture, the Company's Restated Articles of Incorporation and Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company.

      4. With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance


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with its terms, (iii) the terms of the of the offer, issuance and sale of such
Warrants have been duly established in conformity with the Warrant Agreement,
(iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions, such Warrants will constitute valid and legally binding obligations of the Company.

      The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

      We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the validity or enforceability of any provisions contained in Warrant Agreement that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or
(iii) any securities into which the Preferred Stock, Debt Securities and the Warrants may be convertible or exercisable.

      The opinions expressed herein are based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.

      We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

      It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect.

      The authorization and issuance of the Common Stock, Debt Securities and Warrants may require the filing of an amendment to the Restated Articles of Incorporation with the State of Michigan, and the authorization and issuance of the Preferred Stock will require the filing of an amendment to the Restated Articles of Incorporation or a certificate of designation with the State of Michigan. For purposes of this opinion, we are assuming that such filings will be made and will be effective upon filing.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     PEPPER HAMILTON LLP



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